Exhibit 10.13

Share Pledge Agreement

Between

Beijing Ambow Online Software Co., Ltd.

And

Xiaogang Feng

March 4, 2010

This Share Pledge Agreement (this “Agreement”) is entered into by and between the following parties on March 4, 2010:

Pledgee: Beijing Ambow Online Software Co., Ltd.

Legal Representative: Jin Huang

Principal Office: 18th Floor, Building A, Chengjian Plaza, No.18 BeiTaiPingZhuang

Road, Haidian District, Beijing 100088, People’s Republic of China

Pledgor: Xiaogang Feng

WHEREAS:

(1) Beijing Ambow Online Software Co., Ltd. entered into certain Technology Service Agreement with Ambow Sihua Education and Technology Co., Ltd. (“Ambow Sihua”) and the companies and schools directly or wholly owned or controlled by Ambow Sihua (“Subsidiaries”) on October 31, 2009 (“Technology Service Agreement”);

(2) Pledgor is a shareholder of Ambow Sihua, holding 42.6% equity interest in Ambow Sihua;

(3) Pledgor agrees to pledge all of his equity interest in Ambow Sihua to Pledgee as a security for Ambow Sihua and its Subsidiaries’ performance of their obligations under Technology Service Agreement.

NOW THEREFORE, the Parties agree as follows after friendly consultations:

1. Definitions

1.1 Unless otherwise specified herein, all of the following terms shall have the meanings defined below.

1.1.1 “Secured Debt” means the payment obligation and other relevant obligations to Pledgee assumed by Ambow Sihua and its Subsidiaries under Technology Service Agreement, liquidated damage and other relevant costs, and all costs (including attorney fees) and other amounts paid by Pledgee to realize Pledgee’s rights under Technology Service Agreement in the event that Ambow Sihua and its Subsidiaries commit a breach. If Ambow Sihua controls a new subsidiary by means of acquisition or incorporation or otherwise in the future and such new subsidiary enters into certain new technology service agreement with Pledgee, then such new subsidiary’s obligations under the new technology service agreement will be automatically included in the “Secured Debt” herein.

1.1.2 “Pledged Equity” means the 42.6% equity owned by Pledgor and all rights relating to such equity. With Pledgee’s prior consent, Pledgor may increase the capital of Ambow Sihua. The increased registered capital contributed by Pledgor shall also be deemed part of the Pledged Equity.

2. Equity Pledge

2.1 Pledgor hereby pledges the Pledged Equity to Pledgee (“Pledge”) as a security for the full discharge of the Secured Debt.

2.2 Pledgor undertakes that Pledgor’s execution of this Agreement and performance of the obligations hereunder have been approved by the other shareholder of Ambow Sihua, and Pledgor will cause Ambow Sihua to record the equity pledge hereunder on the register of shareholders of Ambow Sihua. Pledgor and Ambow Sihua shall deliver the register of shareholders recording such equity pledge to Pledgee for safekeeping upon execution of this Agreement;

2.3 The Parties agree to register or cause to register the Pledge hereunder with the administrative authorities for industry and commerce in the place where Ambow Sihua is registered. The Pledge will be established at the time when the Pledge is registered with the administrative authorities for industry and commerce in the place where Ambow Sihua is registered. Pledgor, Pledgee and Ambow Sihua shall promptly register the Pledge with the administrative authorities for industry and commerce upon execution of this Agreement. The Parties also acknowledge that, upon execution of this Agreement, the Parties will not raise any question or objection to the effectiveness of this Agreement because of failure to register the Pledge with the administrative authorities for industry and commerce in the place where Ambow Sihua is registered.

3. Scope of Security

3.1 The Pledged Equity hereunder offers security for:

3.1.1 The Secured Debt defined in Section 1.1.1 hereof; and

3.1.2 The costs paid by Pledgee to realize the pledge to which Pledgee is entitled hereunder.

4. Term of Pledge

4.1 The term of valid existence of the pledge to which Pledgee is entitled hereunder is from the date of effectiveness of this Agreement to the date all Secured Debt is fully discharged (the “Term of Pledge”). Pledgee shall exercise the Pledge hereunder within the statute of limitations for the Secured Debt.

5. Exercise of Pledge

5.1 If (a) Ambow Sihua and its Subsidiaries fail to fulfill their payment obligation or other related obligations to Pledgee in accordance with the provisions of Technology Service Agreement, or (b) Pledgor breaches his duties or obligations hereunder, Pledgee shall have the right to manage the pledge in any manner at any time it deems appropriate to the extent permitted by applicable laws during the Term of Pledge, including without limitation:

5.1.1 To negotiate with Pledgor to discharge the Secured Debt with the Pledged Equity at a discount rate;

5.1.2 To sell off the Pledged Equity and use the proceeds thereof to discharge the Secured Debt;

5.1.3 To retain a relevant agency to auction all or part of the Pledged Equity; and/or

5.1.4 To otherwise dispose of the Pledged Equity appropriately to the extent permitted by applicable laws.

5.2 In the course of Pledgee’s disposal of the Pledged Equity as specified in the preceding section, Pledgee shall have the right to take any actions permitted by law to realize any of its rights hereunder.

5.3 As requested by Pledgee, Pledgor shall assist Pledgee in obtaining all necessary approvals or consents in connection with Pledgee’s realization of its rights to debt and pledge.

5.4 All amounts received due to Pledgee’s exercise of its pledge shall be used in the following order of priority subject to the other provisions hereof:

5.4.1 First, such amounts shall be used to pay all taxes and costs incurred by Pledgee because of its exercise of the pledge and/or other rights hereunder;

5.4.2 Second, such amounts shall be used by Pledgee to discharge the Secured Debt according to law;

5.4.3 Any remaining balance shall be paid to Pledgor or anyone who is entitled to such balance (without interest).

6. Termination of Pledge

6.1 The pledge shall be terminated automatically upon termination of Technology Service Agreement and full discharge of the Secured Debt. In such case, as requested by Pledgor, Pledgee shall sign a written document to terminate the equity pledge created hereunder and submit such documentation to Pledgor, or assist Pledgor in handling other procedures for terminating the equity pledge hereunder.

6.2 Subject to the provisions in the preceding paragraph, the equity pledge hereunder shall not be terminated without Pledgee’s prior written consent.

7. Nature of Security

7.1 The security created hereunder shall not be affected by any other security held by Pledgee for the Secured Debt, and shall not affect the effectiveness of any other security.

7.2 The security created hereunder and Pledgee’s rights hereunder shall not be terminated or affected due to the following circumstances:

7.2.1 Any grace, termination or relief granted by Pledgee in connection with any person’s debt;

7.2.2 Any amendment, modification or supplement to Technology Service Agreement;

7.2.3 Any disposal, modification or termination of any other security in connection with the Secured Debt;

7.2.4 A settlement entered into between Pledgee and any person in connection with any claims of such person;

7.2.5 Any delay, act or omission of Pledgee in the exercise of its rights;

7.2.6 Any other event that may affect Pledgor’s obligations hereunder.

8. Special Provisions

8.1 Without Pledgee’s prior written consent, Pledgor shall not assign any of his rights or obligations hereunder to any other party.

8.2 Pledgee shall have the right to assign to any third party any of its rights or obligations hereunder and any of its rights or obligations under other agreements contemplated by this Agreement without Pledgor’s prior consent. In such case, Pledgor must unconditionally cooperate with Pledgee in handling the procedures for the transfer of relevant rights and obligations, including without limitation signing an agreement on the change of the relevant contractual party and re-registering the equity pledge with the administrative authorities for industry and commerce.

8.3 Upon effectiveness of this Agreement, unless Pledgee makes a written decision to the contrary and notify Pledgor of such decision, Pledgor shall be obligated to continue to comply with legal requirements relating to the Pledged Equity and perform all rights and obligations in connection with the Pledged Equity, and perform the due care and good faith obligations that a shareholder shall perform.

8.4 Pledgor shall promptly notify Pledgee of any event that may affect the Pledged Equity or the value thereof, or that may impede, prejudice or delay Pledgee’s performance of its rights as a shareholder of Ambow Sihua. Pledgor hereby agrees to sign a power of attorney (“Power of Attorney”) on the even date herewith, appointing Beijing Ambow Online Software Co., Ltd. as his initial attorney-in-fact to: (i) exercise all voting rights he enjoys as a shareholder of Ambow Sihua, and (ii) sign on behalf of Pledgor any resolution adopted by the shareholders’ meeting of Ambow Sihua, and any other documents that is related to Pledgor’s performance of its rights as the shareholder of Ambow Sihua and requires Pledgor’s signing. The attorney-in-fact shall perform its duties in good faith, aiming to maximize the value of the Pledged Equity hereunder, and its acts shall be in compliance with applicable Chinese laws in all respects. The form of the initial Powers of Attorney signed by Pledgor is set forth in Appendix 1 attached hereto.

8.5 During the term of pledge, Pledgee shall have the right to collect any yield on the Pledged Equity.

8.6 Without Pledgee’s prior written consent, Pledgor shall not conduct any of the following activities:

8.6.1 Making a proposal to amend the articles of association of Ambow Sihua or causing the making of such proposal; increasing or reducing its registered capital, or otherwise changing its registered capital structure;

8.6.2 Creating any further security, encumbrances and any third party’s rights on the Pledged Equity in addition to the pledge created hereunder;

8.6.3 Performing any act that may prejudice any rights of Pledgee hereunder, or any act that may materially affect the assets, business and/or operations of Ambow Sihua;

8.6.4 Distributing dividends to the shareholders in any form; however, upon Pledgee’s request, Pledgor shall immediately distribute all of his distributable profits to the shareholders.

8.7 Without Pledgee’s prior written consent, Pledgor shall not transfer or dispose of the Pledged Equity in any way.

8.8 Pledgor agrees to take other necessary actions and enter into other necessary agreements to give effect to the provisions hereof and other agreements contemplated hereby.

9. Representations, Undertakings and Warranties

9.1 Pledgor hereby represents, undertakes and warrants to Pledgee that:

9.1.1 Pledgor has the lawful eligibility and necessary authority to enter into this Agreement and have the capacity to fully perform any of their rights hereunder;

9.1.2 Pledgor has the sole ownership of the Pledged Equity; and he has lawful, complete and full ownership of the corresponding pledged equity hereunder;

9.1.3 Except the pledge created hereunder, Pledgor has not created or allowed the creation of any security rights or any third party’s rights or encumbrances on the Pledged Equity without Pledgee’s prior written consent; there is no dispute over the ownership of such Pledged Equity, which is not subject to any lien or other legal proceedings and can be used for pledge or transfer in accordance with applicable laws;

9.1.4 There is no existing, pending or threat of legal proceedings, arbitrations or administrative proceedings against the Pledged Equity;

9.1.5 Pledgor’s execution of this Agreement, exercise of its rights hereunder, or performance of its obligations hereunder will not violate any agreements, contracts or laws and regulations applicable to Pledgor and his property;

9.1.6 Upon execution of this Agreement, Pledgor shall promptly register the equity pledge hereunder with the administrative authorities for industry and commerce to cause the effective creation of the equity pledge; the pledge created hereunder shall constitute valid security for the Secured Debt after the registration procedures are completed, which can be executed on its terms;

9.1.7 All documents delivered by Pledgor to Pledgee in connection with this Agreement are true, complete and correct in all material respects, and there is no omission that may cause any information therein to become incorrect or misleading in any material respect;

9.1.8 This Agreement shall constitute a legal, valid and binding obligation of Pledgor, and may be enforced in accordance with the application of Pledgee to competent authorities under this Agreement;

9.1.9 From the date of this Agreement to the expiration of the term of pledge, Pledgor shall not transfer or dispose of any part or all of the interests in the Pledged Equity to any third party without Pledgee’s prior written consent.

9.2 Pledgee hereby represents, undertakes and warrants to Pledgor that:

9.2.1 Pledgee is a limited liability company duly established and validly existing, and has the authority to enter into this Agreement and is able to perform its obligations hereunder.

9.2.2 Pledgee has obtained all authorities and consents necessary for the execution and performance of this Agreement.

10. Liability for Breach

10.1 Either Party’s direct or indirect violation of any provisions hereof or failure to assume its obligations hereunder or failure to assume such obligations in a timely and adequate manner shall constitute breach of this Agreement. The non-breaching Party (“Non-Breaching Party”) shall have the right to require the breaching Party (“Breaching Party”) by written notice to redress its breach and take adequate, effective and timely measures to eliminate the consequences of such breach, and indemnify against the losses incurred by the Non-Breaching Party due to the breach of the Breaching Party.

10.2 After the occurrence of the breach, if, according to the reasonable and objective judgment of the Non-Breaching Party, such breach has made it impossible or unfair for the Non-Breaching Party to perform its relevant obligations hereunder, then the Non-Breaching Party shall have the right to notify the Breaching Party in writing that the Non-Breaching Party will suspend the performance of its relevant obligations hereunder until the Breaching Party ceases such breach and takes adequate, effective and timely measures to eliminate the consequences of such breach, and indemnify against the losses incurred by Non-Breaching Party due to the breach.

10.3 The losses incurred by the Non-Breaching Party which shall be indemnified against by the Breaching Party due to its breach are the direct economic losses incurred by the Non-Breaching Party due to the Breaching Party’s breach and any expectable indirect losses and additional costs, including without limitation attorney fees, litigation and arbitration costs, financial costs and travel expenses, etc.

11. Force Majeure

11.1 “Force Majeure” means any event that is beyond the reasonable control of any or all Parties hereto, unable to be foreseen or unable to be overcome even foreseen, which impedes, affects or delays any party’s performance of all or part of its obligations under this Agreement. Such event includes without limitation any government act, act of God, war, hacker attack or any other similar event.

11.2 The Party affected by a Force Majeure event may suspend the performance of its relevant obligations hereunder that cannot be performed due to the Force Majeure until the effect of such Force Majeure event is eliminated, and shall not be held liable for such suspension. However, such Party shall use its best endeavor to overcome such event and mitigate its negative effect.

11.3 The Party affected by a Force Majeure event shall provide the other Parties with a legitimate certificate issued by a notary public (or other proper agency) in the place where such event occurs to evidence the occurrence of such Force Majeure event. If such Party cannot provide such certificate, the other Parties may hold such Party liable for breach in accordance with the provisions hereof.

12. Effectiveness and Termination

12.1 This Agreement shall come into effect after it has been duly executed by Pledgor and Pledgee. The pledge hereunder is established after the registration specified in Section 2.3 is completed.

12.2 This Agreement is terminated under any of the following circumstances:

12.2.1 It is terminated in accordance with the provisions in Section 6 hereof;

12.2.2 It is terminated by mutual agreement of Pledgee and Pledgor;

12.2.3 It is early terminated with the unilateral consent of Pledgee.

12.3 The termination of this Agreement shall not affect the Parties’ rights and obligations arising hereunder prior to the date of such termination.

13. Dispute Resolution

13.1 If any dispute arises between the Parties in connection with the interpretation and performance of the provisions hereunder, the Parties shall resolve such dispute in good faith through discussions. If no agreement can be reached within sixty (60) days after one Party receives the notice of the other Party requesting the beginning of discussions or as otherwise agreed, either Party shall have the right to submit such dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective rules. The arbitration shall be held in Beijing. The award of the arbitration shall be final and binding upon the Parties.

13.2 If any dispute arises in connection with the interpretation and performance of this Agreement, or such dispute is under arbitration, either Party shall continue to have the rights hereunder other than those in dispute and perform the obligations hereunder other than those in dispute.

13.3 The conclusion, effectiveness, enforcement and interpretation of this Agreement shall be governed by the Chinese laws.

14. Miscellaneous

14.1 The headings herein are for convenience only, and shall not affect the interpretation of any provisions hereof.

14.2 The Parties may amend and supplement this Agreement by written agreement. Any amendments or supplements executed by the Parties, if any, are part of this Agreement, and shall have the same force and effect as this Agreement.

14.3 If any provision herein becomes partly or wholly invalid or unenforceable for violation of laws or government regulations or other reasons, then the part of such provision that is affected shall be deemed as deleted. However, the deletion of such part of such provision shall not affect the legal effect of other parts of such provision or the other provisions herein. The Parties shall cease to execute such invalid or unenforceable provision, and modify such provision so that it has the closest intent to the original provision and becomes valid and enforceable in connection with such facts and circumstances.

14.4 Unless otherwise provided herein, either Party’s failure to exercise or delay in exercising any of its rights or powers hereunder shall not be construed as a waiver of such rights or powers. Any single or partial exercise of any rights or powers shall not preclude the exercise of other rights or powers.

14.5 This Agreement shall be binding upon the Parties and their respective successors and permitted assigns. Pledgee shall have the right to transfer to any other third party the rights hereunder and other agreements contemplated hereby at its sole discretion without Pledgor’s consent.

IN WITNESS WHEREOF, the duly authorized representatives of the Parties have executed this Agreement on the date first above written.

Pledgee:

Beijing Ambow Online Software Co., Ltd.

Authorized Representative:	/s/ Jin Huang
Jin Huang

Pledgor:

Signature:	/s/ Xiaogang Feng
Xiaogang Feng